UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
December 15, 2007 (December 18, 2007)

SkyTerra Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-13865	23-2368845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10802 Parkridge Boulevard
Reston, VA 20191
(Address of principal executive offices, including zip code)

703-390-1899
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2007, SkyTerra Communications, Inc. (the "Company"), Mobile Satellite Ventures LP ("MSV") and Mobile Satellite Ventures Finance Co. ("MSV Finance Co."), entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Special Situations Fund, LP (together, "Harbinger"), pursuant to which Harbinger agreed to purchase, for $150 million, $150 million of MSV's Senior Unsecured Notes due 2013 (the "Notes") and ten year warrants (the "Warrants") to purchase 7.5% of the Company's common stock ("Common Stock"), on a fully diluted basis (approximately 9.1 million shares), with an exercise price of $10.00 per share.  Excluding the Common Stock underlying the Warrants, based on publicly available information, Harbinger beneficially owns more than 18.4% of the Company's voting Common Stock and 5.6% of the Company's total outstanding voting and non-voting Common Stock on a fully diluted basis.

The Securities Purchase Agreement grants to Harbinger the right of first negotiation to discuss the issuance of additional equity securities by the Company in private placement financing transactions. Should the Company and Harbinger not agree on the terms for such a transaction, Harbinger has the right to maintain their percentage ownership interest through pro rata purchases of shares in issuances to third parties (subject to a number of exceptions).

The Notes will be issued pursuant to an indenture (the "Indenture") that contains restrictive covenants and events of default similar to the indenture governing MSV's existing 14 percent Senior Secured Discount Notes due 2013 (the "Existing High Yield Indenture").  The Securities Purchase Agreement also contains more restrictive covenants regarding mergers, consolidation and transfer of assets and restricted payments.  The more restrictive covenants, the right of first negotiation and the pre-emptive rights expire once Harbinger and their affiliates beneficially own less than five percent (5%) of the outstanding Common Stock of the Company or, if earlier, on December 31, 2011.

The Securities Purchase Agreement contains customary representations, warranties and closing conditions.  A copy of the Securities Purchase Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Upon the closing date of the sale of the Notes and the Warrants to Harbinger, which is expected to be on January 4, 2008 (the "Closing"), MSV and MSV Finance Co. will issue the Notes with an aggregate principal amount of $150 million at issuance. The Notes will bear interest at a rate of 16.5 percent per annum, payable in cash or in-kind, at MSV’s option until December 15, 2011, and thereafter payable in cash.  The Notes will mature on May 1, 2013.  The Notes will have the benefit of subsidiary guarantees and covenants similar to those contained in the Existing High Yield Indenture. The Indenture governing the Notes will have covenants similar to those contained in the Existing High Yield Indenture, with such modifications as appropriate to reflect the financial terms of the Notes.

MSV may redeem some or all of the Notes anytime on or after April 1, 2011 at a redemption price starting at 108.25% of the accreted value of the Notes and declining to par after April 1, 2013. In addition, at any time before January 15, 2011, MSV may redeem up to 35% of the aggregate principal amount at maturity of the Notes with the net proceeds of certain equity offerings at a redemption price equal to 115% of the accreted value of the Notes plus interest, if any, if at least 65% of the originally issued aggregate principal amount of the Notes remain outstanding. At any time before April 1, 2011, MSV may redeem all or a portion of the Notes on one or more occasions at a price equal to 100% of the outstanding principal amount of the Notes redeemed, plus all accrued unpaid interest thereon through the date of redemption, plus a "make-whole" premium. Upon the occurrence of certain change of control events, each holder of Notes may require MSV to repurchase all or a portion of its Notes at a price of 101% of the accreted value, plus all accrued unpaid interest on the Notes purchased to (but excluding) the date of purchase.

The terms of the Notes will require MSV to comply with certain covenants that restrict some of MSV’s corporate activities, including MSV’s ability to incur additional debt, pay dividends, create liens, make investments, sell assets, make capital expenditures, repurchase equity or subordinated debt, and engage in specified transactions with affiliates.  Noncompliance with any of the covenants without cure or waiver would constitute an event of default under the Notes. An event of default resulting from a breach of a covenant may result, at the option of the note holders, in an acceleration of the principal and interest outstanding. The Notes also contain other customary events of default (subject to specified grace periods), including defaults based on events of bankruptcy and insolvency, and nonpayment of principal, interest or fees when due.

The Notes will be issued in a private transaction in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933 (the “Securities Act”).  Accordingly, the Notes may not be offered or sold in the United States without registration or an applicable exemption of registration requirements. The Company has not agreed to file a registration statement with the SEC relating to the resale of the Notes issuable to Harbinger and has no intention of doing so.

Section 3 - Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

As described in Item 1.01 above, pursuant to the terms of the Securities Purchase Agreement, the Company will issue at the Closing Warrants to purchase 7.5% of the Company's Common Stock, on a fully diluted basis (approximately 9.1 million shares), with an exercise price of $10.00 per share.  The Warrants are exercisable for ten years from the date of issuance and are subject to anti-dilution provisions.  The exercise price  may be paid (i) in cash, or (ii) on a cashless basis (x) by instructing the Company to withhold a number of shares of Common Stock underlying the Warrants, (y) by surrendering to the Company Notes with an accreted value equal to the exercise price or (z) by surrendering to the Company shares of Common Stock previously acquired by Harbinger.

The Warrants will be issued in a private transaction in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act. Accordingly, the Warrants may not be offered or sold in the United States without registration or an applicable exemption of registration requirements.  The shares of Common Stock underlying the Warrants may be registered for resale on a registration statement to be filed by the Company, as described below in Item 8.01.

Section 8 – Other Events

Item 8.01 Other Events.

Simultaneously with the Closing of the sale of the Notes and the Warrants to Harbinger, the Company and Harbinger will enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which, subject to the conditions set forth therein, the Company will agree to file a shelf registration statement with the SEC relating to the resale of shares of Common Stock issuable to Harbinger upon exercise of the Warrants.  Holders of a majority of the outstanding of shares of Common Stock issuable to Harbinger upon exercise of the Warrants will be entitled to request an aggregate of two underwritten takedowns to the shelf registration statement whereby such securities are sold to one or more underwriters for resale to the public.  The Company will not be obligated to effectuate more than one underwritten takedown in any six month period.

MSV and the Company intend to use the net proceeds from the sale of the Notes and the Warrants to Harbinger for working capital and general corporate purposes.

On December 17, 2007, the Company and MSV issued a press release announcing the sale of the Notes and the Warrants to Harbinger.  A copy of such press release is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)                 Exhibits.

Number	Description

10.1
Securities Purchase Agreement, dated as of December 15, 2007, by and among SkyTerra Communications, Inc., Mobile Satellite Ventures LP, Mobile Satellite Ventures Finance Co., Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Special Situations Fund, LP.

99.1	Form of Warrant.

99.2	Form of Registration Rights Agreement, by and among SkyTerra Communications, Inc., Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Special Situations Fund, LP.

99.3	Press release issued by SkyTerra Communications, Inc. and Mobile Satellite Ventures LP, dated December 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: December 18, 2007	By:	/s/ ROBERT C. LEWIS
	Name:	Robert C. Lewis
	Title:	Senior Vice President,
General Counsel and
Secretary

EXHIBIT INDEX

Number	Description

10.1
Securities Purchase Agreement, dated as of December 15, 2007, by and among SkyTerra Communications, Inc., Mobile Satellite Ventures LP, Mobile Satellite Ventures Finance Co., Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Special Situations Fund, LP.

99.1	Form of Warrant.

99.2	Form of Registration Rights Agreement, by and among SkyTerra Communications, Inc., Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Special Situations Fund, LP.

99.3	Press release issued by SkyTerra Communications, Inc. and Mobile Satellite Ventures LP, dated December 17, 2007.